EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), James L. Donald, Chief Executive Officer, and Peter J. Crage, Chief Financial Officer of ESH Hospitality, Inc. (the “Company”), each certifies with respect to the Quarterly Report of the Company on Form 10-Q for the quarterly period ended September 30, 2013 (the “Report”) that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 18, 2013	/s/ James L. Donald
James L. Donald
Chief Executive Officer

December 18, 2013	/s/ Peter J. Crage
Peter J. Crage
Chief Financial Officer